                                                                   EXHIBIT 10.13



                               AMENDMENT NO. 3 TO
                  MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT

         THIS AMENDMENT NO. 3 TO MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT, dated as of March 1, 2000 ("THIS AMENDMENT"), among the following:

                  (i) ALTERRA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Alternative Living Services, Inc. (herein, together with its successors and assigns, the "COMPANY");

                  (ii) ALS NATIONAL, INC., a Delaware corporation (a
         "BORROWER");

                  (iii) the lending institutions listed on the signature pages hereof (the "LENDERS");

                  (iv) BANK OF AMERICA, NATIONAL ASSOCIATION, as successor to Bank of America National Trust and Savings Association, a national banking association, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association, as Co-Agents; and

                  (v) KEY CORPORATE CAPITAL INC., a Michigan corporation, as administrative agent (the "ADMINISTRATIVE AGENT").

         PRELIMINARY STATEMENTS:

         (1) The parties hereto entered into the Master Construction Line of Credit Agreement, dated as of October 6, 1998, as amended by Amendment No. 1 thereto, dated as of January 5, 1999, and Amendment No. 2 thereto, dated as of May 5, 1999 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to change certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. AMENDMENTS, ETC.

         1.1. INTEREST. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 2.9 (b) of the Credit Agreement is amended to read in its entirety as follows:

                  (b) The unpaid principal amount of each Loan which is a Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate for such Loan PLUS (i) 200 basis points per annum, at all times during the period from the date of this Agreement through December 31, 1999, or
         (ii) 260 basis points per annum, at all times thereafter; PROVIDED that if (A) the New Capital Commitment Requirement is satisfied by April 20, 2000, (B) the New Capital Funding Requirement is satisfied by June 30, 2000, and (C) the Administrative Agent notifies the parties hereto that such conditions have been satisfied (which the Administrative Agent shall issue promptly upon satisfaction of such conditions), then on the effective date of such notice from the Administrative Agent, but not earlier than July 1, 2000, the interest rate margin specified in clause (ii) above shall change from 260 basis points to 237.50 basis points.

         1.2. REDUCTION IN TOTAL TRANCHE A COMMITMENT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the Total Tranche A Commitment shall be partially and permanently reduced to $75,000,000 in accordance with section 4.1(d) of the Credit Agreement and the Administrative Agent and the Lenders party hereto waive any requirement for prior notice of such reduction under section 4.1 or any other applicable provision of the Credit Agreement. After giving effect to the foregoing, Annex I to the Credit Agreement is amended to reflect the following Tranche A Commitments:

                                                                            TRANCHE A
  NAME OF LENDER                                                           COMMITMENT

  Key Corporate Capital Inc.                                              $17,500,000

  Bank of America National Trust and Savings Association                  $10,000,000

  SouthTrust Bank, National Association                                   $10,000,000

  Fleet National Bank                                                      $9,375,000

  Bank One, Texas, N.A.                                                    $9,375,000

  Comerica Bank                                                            $9,375,000

  U.S. Bank                                                                $9,375,000

           TOTAL                                                          $75,000,000

         1.3. ADDITIONAL SUPPLEMENTAL RESERVE; MODIFICATION OF SUPPLEMENTAL RESERVE COLLATERAL Arrangements. (a) Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 6.2 (g) of the Credit Agreement is amended by adding the following at the end thereof:

         In addition to the foregoing, for each Project in which such Project's Closing Date is on or after January 1, 2000, cash and/or Cash Equivalents in an amount at least equal to an additional five percent (5%) of all costs and expenses of the acquisition and construction of such Project (including soft costs) and anticipated operating deficits through a full 12 months of full operation, as reflected in the Project Summary & Feasibility Report for such Project, (the "ADDITIONAL SUPPLEMENTAL RESERVE"), shall have been pledged and deposited by the Company with the Collateral Agent under the Supplemental Reserve Pledge Agreement.


         (b) The Lenders hereby consent to the execution and delivery of Amendment No. 1 to Supplemental Reserve Pledge Agreement, substantially in the form attached as Exhibit A hereto ("AMENDMENT NO. 1 TO SUPPLEMENTAL RESERVE PLEDGE AGREEMENT").

         1.4. FINANCIAL PROJECTIONS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 7.8 of the Credit Agreement is amended by deleting the sentence:

         No facts are known to the Company at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

and inserting in its place the sentence:

         No facts are known to the Company at the date hereof which, if reflected in the Recent Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         1.5. NO MATERIAL ADVERSE CHANGE. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 7.9 of the Credit Agreement is amended to read in its entirety as follows:

                  7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the condition, business or affairs of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect, other than changes in the condition, business or affairs of the Company reflected in the Recent Financial Projections.

         1.6. REPORTING REQUIREMENTS. If this Amendment becomes effective as provided in section 4 hereof, then effective as of January 1, 2000, section 8.1(b) of the Credit Agreement is amended by deleting the text "As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company," and inserting in its place the text "As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods and within 90 days after the close of the final quarter of the quarterly accounting periods in each fiscal year of the Company".

         1.7. INTEREST COVERAGE RATIO. If this Amendment becomes effective as provided in section 4 hereof, then effective as of September 30, 1999 and at all times thereafter, section 9.7 of the Credit Agreement and the reference thereto in section 9.4 of the Credit Agreement shall be of no further force or effect.

         1.8. LEVERAGE COVENANT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 9.6 of the Credit Agreement is amended to read in its entirety as follows:

                  9.6. RATIO OF CONSOLIDATED SENIOR INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITALIZATION. The Company will not at any time permit the ratio of (i) its Consolidated Senior Indebtedness at such time, to (ii) its Consolidated Total Capitalization at such time, expressed as a percentage, to exceed 70.00%, PROVIDED, HOWEVER, during the period from December 31, 1999 to June 30, 2000, so long as the Company is in compliance with section 9.12 hereof during such period, such ratio expressed as a percentage shall not exceed 73.00%.

         1.9. MINIMUM CONSOLIDATED NET WORTH. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 9.5 of the Credit Agreement is amended by deleting the text:

         (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Company after March 31, 1998 (other than any sale or issuance to any Subsidiary or to management or employees pursuant to employee benefit plans of general application), and inserting in its place the text:

         (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Company after March 31, 1998 (other than any sale or issuance to any Subsidiary or to management or employees pursuant to employee benefit plans of general application), including, without limitation, 75% of the net cash proceeds received by the Company pursuant to the satisfaction of the New Capital Funding Requirement,

         1.10. CONSOLIDATED EBIT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the definition of Consolidated EBIT contained in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period, PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges, LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         1.11. EVENTS OF DEFAULT. Effective on the Effective Date of this Amendment provided for in section 4 hereof, sections 10.1(c) and (k) of the Credit Agreement are amended to read in their entirety as follows:

                  (c) CERTAIN NEGATIVE COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.11,
         9.12, 9.13 or 9.14 of this Agreement; or any Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 5, 10, 16(a)(i) or 16(c) of any Mortgage; or

                  (k) MATERIAL ADVERSE EFFECT: (i) any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Company, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries as reflected in the financial statements and the Financial Projections referred to in section 7.8 other than changes in the condition of the Company reflected in the Recent Financial Projections; or

                  (ii) any representation or warranty contained in section 2.6 of Amendment No. 3 to this Credit Agreement, dated as of March 1, 2000, with respected to the Recent Financial Projections referred to therein, shall prove to be untrue in any material respect as of the date when made or deemed made.

         1.12. ADDITIONAL COVENANTS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, new sections 9.10 through 9.15 are added to the Credit Agreement, reading in their entirety as follows:

                  9.10. RATIO OF CONSOLIDATED EBITDAR TO CONSOLIDATED LEASE AND DEBT SERVICE CHARGES. The Company will not permit the ratio of (i) Consolidated EBITDAR for any Testing Period, to (ii) Consolidated Lease and Debt Service Charges for such Testing Period to be less than the amount indicated below for such Testing Period:

     TESTING PERIOD                                            RATIO
     Testing Period consisting of the single fiscal             .85 to 1.00
     quarter ended March 31, 2000

     Testing Period consisting of the two fiscal quarters       .87 to 1.00
     ended June 30, 2000

     Testing Period consisting of the three fiscal              .90 to 1.00
     quarters ended September 30, 2000

     Testing Period ended December 31, 2000                     .95 to 1.00

     Testing Period ended March 31, 2001                       1.00 to 1.00

     Testing Period ended June 30, 2001                        1.05 to 1.00

     Testing Period ended September 30, 2001                   1.15 to 1.00

     Any Testing Period thereafter                             1.25 to 1.00



                  9.11. MINIMUM CASH & CASH EQUIVALENTS. (a) The Company will not permit the aggregate of its unrestricted cash and Cash Equivalents, at any time, to be less than $10,000,000, PROVIDED, HOWEVER, that the covenant contained in this section 9.11(a) shall be of no further force or effect upon the satisfaction of the New Capital Funding Requirement.

                  (b) The Company will not permit the aggregate of its unrestricted cash and Cash Equivalents, as of the end of its fiscal quarter ended March 31, 2000, or as of the end of any fiscal quarter thereafter, to be less than $20,000,000, PROVIDED, HOWEVER, if the Closing Date for any of the proposed Projects commonly known as Fresno I, Fresno II, Monroe I, Monroe II, Lebanon I, Lebanon II, Bend and Glastonbury has not occurred on or before March 31, 2000, then the measurement of unrestricted cash and Cash Equivalents as of March 31, 2000 shall include the actual net amount funded for each such Project which has closed as of such date, if any, together with the net amount anticipated to be funded for each such remaining Project, as determined by the Administrative Agent in its reasonable discretion, PROVIDED, FURTHER, that the covenant contained in this section 9.11(b) shall be of no further force or effect upon the satisfaction of both (i) satisfaction of the New Capital Funding Requirement resulting in gross cash proceeds of at least $150,000,000, and (ii) the ratio of (A) Consolidated EBITDAR for any fiscal quarter, to (B) Consolidated Lease and Debt Service Charges for such fiscal quarter, exceeds 1.20 to 1.00 for two consecutive fiscal quarters, with the first eligible fiscal quarter to be measured hereunder being the fiscal quarter ending March 31, 2000.

                  9.12. ADDITIONAL CAPITAL REQUIREMENTS. (a) The Company will obtain and deliver to the Administrative Agent and the Lenders, on or before April 20, 2000, a written commitment, from one or more financially responsible institutional or strategic investors, for the purchase from the Company of (i) shares of capital stock of the Company (other than Redeemable Stock), or (ii) subordinated debt securities of the Company, with a maturity of at least five years and no sinking fund or similar requirements and no cash interest payments, providing for subordination of such subordinated debt securities to the Obligations on terms satisfactory to the Required Lenders, in either case for gross cash proceeds of at least $100,000,000 (the "NEW CAPITAL COMMITMENT REQUIREMENT"), which may include, without limitation, the net proceeds from a commitment to convert the debt evidenced by the Amended and Restated Loan Agreement dated as of February 3, 2000 between the Company and RDVEPCO, L.L.C., a Michigan limited liability company, in the original principal amount of $15,000,000 as thereafter increased to $35,000,000, to shares of capital stock of the Company (other than Redeemable Stock) or subordinated debt securities of the Company, with a maturity of at least five years and no sinking fund or similar requirements and no cash interest payments, providing for subordination of such subordinated debt securities to the Obligations on terms satisfactory to the Required Lenders, all in an amount not to exceed $35,000,000 (the "BRIDGE LOAN CONVERSION").

                  (b) The Company shall have received, on or before June 30, 2000, gross cash proceeds of at least $100,000,000, from the issuance by the Company of (i) shares of its capital stock (other than Redeemable Stock), or (ii) subordinated debt securities of the Company conforming to the requirements specified above, as contemplated by the commitment obtained by the Company which satisfied the New Capital Commitment Requirement (the "NEW CAPITAL FUNDING REQUIREMENT"), which proceeds may be comprised in part of the net proceeds of the Bridge Loan Conversion.

                  9.13. QUARTERLY MINIMUM CONSOLIDATED EBIT. The Company will not permit its Consolidated EBIT for any Testing Period to be less than the amount indicated below for such Testing Period:

                            FISCAL QUARTER                                QUARTERLY
                                                                           MINIMUM
                                                                      CONSOLIDATED EBIT
          Testing Period consisting of the single fiscal                  $1,321,000
          quarter ended March 31, 2000

          Testing Period consisting of the two fiscal                     $2,539,000
          quarters ended June 30, 2000

          Testing Period consisting of the three fiscal                   $6,781,000
          quarters ended September 30, 2000

          Testing Period ended December 31, 2000                         $14,427,000

          Testing Period ended March 31, 2001                            $26,524,000

          Testing Period ended June 30, 2001                             $42,161,000

          Testing Period ended September 30, 2001                        $57,702,000

          Testing Period ended December 31, 2001                         $72,013,000


                  9.14. DISTRIBUTIONS. The Company will not make any distributions or other payments to any of its shareholders, in their capacity as shareholders other than dividends in stock or other equity securities of the Company and non-cash coupons on equity and debt securities issued pursuant to the New Capital Commitment Requirement, from the Effective Date of this Amendment until such time as the ratio of (i) Consolidated EBITDAR for any Testing Period consisting of the immediately preceding 4 fiscal quarters, to (ii) Consolidated Lease and Debt Service Charges for such Testing Period, shall exceed 1.25 to 1.00 for such Testing Period, with the first eligible Testing Period to be measured hereunder being the 4 fiscal quarters ending March 31, 2000, PROVIDED, HOWEVER, no such distributions shall be made prior to December 31, 2000.

                  9.15. MOST FAVORED COVENANT STATUS. Should the Company at any time after the date hereof, issue or guarantee or amend any Indebtedness denominated in U.S. dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $10,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument or amendment thereto, which amendment, agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Company, other than those set forth herein or in any of the other Credit Documents, the Company shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Company (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such other Indebtedness than any of the provisions set forth herein), the Company, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

         1.6 ADDITIONAL DEFINITIONS. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the following definitions shall be added to section 1.1 of the Credit Agreement in appropriate alphabetic order:

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDAR" shall mean, for any period, Consolidated EBIT for such period, PLUS the sum for such period of (i) Consolidated Depreciation Expense, (ii) Consolidated Amortization Expense, and (iii) Consolidated Rental Expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED LEASE AND DEBT SERVICE CHARGES" shall mean, for any period, the sum for such period of (i) Consolidated Interest Expense, (ii) Consolidated Rental Expense, (iii) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness and the stated or liquidation value of Redeemable Stock (including required reductions in committed credit facilities), and (iv) without duplication of any amount included under the preceding clause (iii), scheduled payments representing the principal portion of Capital Leases and Synthetic Leases, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED RENTAL EXPENSE" shall mean, for any period, all basic rental expenses of the Company and its Subsidiaries (exclusive of any thereof specifically intended to cover taxes, maintenance, insurance or similar charges), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, PROVIDED that Consolidated Rental Expense shall be computed without duplication of any amounts in respect of any Capital Lease or Synthetic Lease which is included in Consolidated Interest Expense.

         "NEW CAPITAL COMMITMENT REQUIREMENT" shall have the meaning provided in section 9.12(a).

         "NEW CAPITAL FUNDING REQUIREMENT" shall have the meaning provided in section 9.12(b).

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         SECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants as follows:

         2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT, ETC. This Amendment has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by a duly authorized officer of the Company, and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement, as amended hereby, or in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default under the Credit Agreement as amended hereby, or under the other Credit Documents.

         2.4. COMPLIANCE. The Company is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         2.5. FINANCIAL STATEMENTS, ETC. The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of:

                  (a) the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 1998, and the related audited consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated subsidiaries for the fiscal year then ended, accompanied by the unqualified report thereon of the Company's independent accountants; and

                  (b) the unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as of September 30, 1999, and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the fiscal quarter or quarters then ended.

All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to the absence of footnotes and to normal audit adjustments which the Company reasonably believes will not involve a Material Adverse Effect.

         2.6. RECENT FINANCIAL PROJECTIONS, ETC. The Company delivered or caused to be delivered to the Lenders, on or about February 3, 2000, financial projections prepared by management of the Company for the Company and its Subsidiaries consisting of, among other things, a projected balance sheet, income statement and cash flow statement for its fiscal years ended December 31, 1999 through December 31, 2003 (the "RECENT FINANCIAL PROJECTIONS"). The Recent Financial Projections were prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, trends known to the Company, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. The Recent Financial Projections were considered by management of the Company, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Recent Financial Projections will actually be realized. No material facts have become known to the Company subsequent to the date of preparation of the Recent Financial Projections and prior to the date hereof which, if they had been appropriately reflected in the Recent Financial Projections, would have resulted in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         SECTION 3. RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 4. BINDING EFFECT.

         This Amendment shall become effective on a date (the "EFFECTIVE DATE"), on or before March 24, 2000, if the following conditions shall have been satisfied on and as of such date:

                  (a) EXECUTION OF AMENDMENT. This Amendment shall have been executed by the Company and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent; and the Administrative Agent shall have been notified by the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution).

                  (b) SUPPLEMENTAL RESERVE. Amendment No. 1 to Supplemental Reserve Pledge Agreement shall have been executed by the Company and the Collateral Agent, and counterparts thereof as so executed shall have been delivered to the Administrative Agent.

                  (c) FEES. The Company shall have paid to the Administrative Agent, in immediately available funds, for the pro rata account of the Lenders who become a signatory hereto on or prior to the date established by the Administrative Agent, such nonrefundable amendment fees as have previously been agreed to by the Company and communicated to the Lenders (the Administrative Agent shall promptly distribute to such Lender its pro rata portion of such amendment fees).

Thereafter this Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent, and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Administrative Agent will promptly furnish a copy of this Amendment and Amendment No. 1 to Supplemental Reserve Pledge Agreement to each Lender and the Company and advise them of the Effective Date.

         SECTION 5. MISCELLANEOUS.

         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Company shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

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

         5.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         5.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         5.8. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


ALTERRA HEALTHCARE CORPORATION,              ALS NATIONAL, INC.
formerly known as ALTERNATIVE LIVING
SERVICES, INC.


By: /s/ Mark W. Ohlendorf                    By: /s/ Mark W. Ohlendorf
    ------------------------------               ------------------------------
          Senior Vice President                        Vice President



KEY CORPORATE CAPITAL INC.,                  COMERICA BANK
     individually as a lender and
     as administrative agent
                                             By:  /s/ Charles L. Weddell
                                                  -----------------------------
                                                       Vice President
By: /s/
    ------------------------------
          Vice President


BANK OF AMERICA, NATIONAL ASSOCIATION,       U. S. BANK
as successor to BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
  individually as a lender and as co-agent
                                             By: /s/
                                                 ------------------------------
                                                       Vice President
By: /s/
    ------------------------------
          Vice President


SOUTHTRUST BANK, NATIONAL                    BANK ONE, TEXAS, N. A.
ASSOCIATION,
  individually as a lender and as co-agent

                                             By: /s/ Jeffrey A. Etter
                                                 ------------------------------
By: /s/                                                Senior Vice President
    ------------------------------
          Vice President


FLEET NATIONAL BANK


By: /s/ Mary L. Sheehan
    ------------------------------
          Vice President




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